SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                      95-4592204
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

          6355 TOPANGA CANYON BOULEVARD, SUITE 120
                WOODLAND HILLS, CALIFORNIA                        91367
          (Address of Principal Executive Offices)              (Zip Code)

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                KEVIN BERMEISTER
                      CHIEF EXECUTIVE OFFICER AND PRESIDENT
                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                    6355 TOPANGA CANYON BOULEVARD, SUITE 120
                        WOODLAND HILLS, CALIFORNIA 91367
                     (Name and Address of Agent for Service)

                                 (818) 615-1500
          (Telephone Number, Including Area Code, of Agent for Service)

                                  -------------

                                   Copies to:

                              MURRAY MARKILES, ESQ.
                      BUSINESS & TECHNOLOGY LAW GROUP, LLP
                         21900 BURBANK BLVD., SUITE 270
                            WOODLAND HILLS, CA 91367
                                 (818) 444-4414
                                  -------------

                         CALCULATION OF REGISTRATION FEE

                                                        Proposed
                                            Proposed    Maximum
                                            Maximum     Aggregate   Amount Of
Title of Securities        Amount To Be     Per         Offering    Registration
To Be Registered           Registered (1)   Share (2)   Price       Fee
-----------------------    --------------   ---------   ---------   ------------
Common Stock, par value
$.001 per share........      16,500,000      $0.16      $2,640,000      $243
--------------------------------------------------------------------------------
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers such additional shares of the Common Stock as may become issuable pursuant to the anti-dilution provisions of the Brilliant Digital Entertainment, Inc. 1996 Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of securities to be offered or sold pursuant to the Brilliant Digital Entertainment, Inc. 1996 Stock Option Plan.
(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the American Stock Exchange on August 22, 2002.

     PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE COMPANY HEREBY MAKES THE FOLLOWING STATEMENT:

     On December 20, 1996, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-18411), on August 26, 1999, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-85979), and on August 29, 2000, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-44710) (collectively, the "Prior Registration Statements") relating to shares of the Common Stock to be issued pursuant to the Brilliant Digital Entertainment, Inc. 1996 Stock Option Plan, as amended (the "Plan"), and the Prior Registration Statements are currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statements relate and
(b) to be issued pursuant to the Plan. The contents of the Prior Registration Statements are incorporated herein by reference.

     THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

     5.1      Opinion of Business & Technology Law Group, LLP.

     23.1     Consent of BDO Seidman, LLP

     23.2     Consent of Business & Technology Law Group, LLP (included in
              Exhibit 5.1).

     24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 26th day of August, 2002.

                                  BRILLIANT DIGITAL ENTERTAINMENT, INC.
                                  (Registrant)

                                  By: /s/ Robert Chmiel
                                  --------------------------------------------
                                  Robert Chmiel, Chief Financial Officer
                                  and Chief Operating Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Kevin Bermeister and Rob Chmiel, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new Registration Statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                      Title                           Date
        ---------                      -----                           ----

    /s/ Mark Dyne             Chairman of the Board of           August 26, 2002
-------------------------     Directors
        Mark Dyne

/s/ Kevin Bermeister          Chief Executive Officer,           August 26, 2002
-------------------------     President and Director
     Kevin Bermeister

  /s/ Robert Chmiel           Chief Financial Officer            August 26, 2002
-------------------------     (Principal Financial
      Robert Chmiel           and Accounting Officer),
                              Chief Operating Officer
                              and Secretary

   /s/ Mark Miller            Director                           August 26, 2002
-------------------------
       Mark Miller

       /s/ Abe Sher           Director                           August 26, 2002
-------------------------
         Abe Sher

-------------------------     Director
     Russell Simmons

-------------------------     Director
        Ray Musci

-------------------------     Director
      Garth Saloner

    /s/ Jeff Scheinrock       Director                           August 26, 2002
-------------------------
     Jeff Scheinrock


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


                                  EXHIBIT INDEX


EXHIBIT NUMBER                EXHIBIT DESCRIPTION
--------------                -------------------

      5.1        Opinion of Business & Technology Law Group, LLP.
     23.1        Consent of BDO Seidman, LLP.
     23.2        Consent of Business & Technology Law Group, LLP. (included in
                 Exhibit 5.1).
     24.1        Power of Attorney (included on signature page).


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